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                                                                   EXHIBIT 10.17

                                                           [ENGLISH TRANSLATION]

                        MAXIMUM AMOUNT GUARANTEE CONTRACT

                No.: 2006 Bao Zhong Yin Yu Xin Gong Bao Zi No.004

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                        MAXIMUM AMOUNT GUARANTEE CONTRACT

Guarantor:                         Baoding Tianwei Group Co., Ltd.
                                   (the "Guarantor")

Enterprise Legal Person Business
License No.:                       1306051000126

Legal Representative/Responsible
Person:                            Ding Qiang

Bank and Bank Account:             Bank of China 37601639308093001

Address:                           158, Chaoyang North Road, Baoding

Contact Information:               3309036

Creditor:                          Bank of China Limited, Baoding Yuhua
                                   Sub-branch

Legal Representative/Responsible
Person:                            Zhou Yanming

Address:                           339, Yuhua West Road, Baoding

Contact Information:               2023730

          In order to ensure the practical performance of the obligations of the Debtor (as defined below) under several Master Contracts (as defined below) entered into or will be entered into by Baoding Tianwei Yingli New Energy Resources Co., Ltd. (the "Debtor") and Baoding Yuhua Sub-branch, Bank of China Limited (the "Creditor") from December 20, 2006 to December 20, 2007, the Guarantor is willing to provide this guarantee (the "Guarantee") to the Creditor. The parties hereby agree to enter into this contract (this "Contract") through equal consultation.

          Article 1 Representations and Warranties

          The Guarantor hereby represents and warrants as follows:


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          1.   The Guarantor has the capacity of acting as a guarantor in accordance with the laws of the People's Republic of China (the "PRC"), and has the power to bear the liabilities with respect to the Guarantee.

          2. The Guarantor has fully understood the content of the Master Contract, and is willing to provide the Guarantee to the Debtor. All expression of its intention is true. The execution by its legal representative or authorized signatory has been authorized in accordance with law.

          3. All documents, materials, statements and evidence provided by the Guarantor to the Creditor are accurate, true, complete and valid.

          4. The Guarantor shall notify the Creditor of any change in title or operation model in any form occurred during the guarantee period in advance; provided, however, that the Guarantor shall not be released from any its liabilities with respect to the Guarantee as a result of such change.

          5. The Guarantor shall promptly notify the Creditor of any registration for establishment, change or cancellation with the relevant administration of industry and commerce of the PRC and send a copy of the relevant registration to the Creditor.

          Article 2 Relationship between the Guarantee Contract and the Master Contract

          This Contract shall be an independent guarantee. If the Master Contract becomes invalid or revocable for any reason, the validity of this Contract shall not be affected. In such event, this Contract shall remain valid, and the Guarantor shall remain liable to the Creditor under the Guarantee. The Master Contract shall mean any credit agreement covered by this Contract or any borrowing contract formulated during the period set forth herein.

          If the Master Contract has been discharged by the parties thereto or becomes due prematurely, this Contract shall nevertheless remain in force and effect, and the Guarantor shall be liable for any and all damages to the Debtor attributable to the Debtor to the extent of the Guarantee.

          No consent of the Guarantor shall be required for any change in the content of the Master Contract between the parties, except for any renewal or any increase of the credit line, and the Guarantor shall be liable under the Guarantee to the extent of the amended scope of guarantee. In the event of any renewal of the Master Contract without the consent of the Guarantor, the Guarantor shall be liable under the Guarantee during the original guarantee period. In the event of any increase of the credit line by the parties to the Master Contract without the consent of the


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Guarantor, the Guarantor shall be liable to the extent of the original credit line under the Guarantee.

          Article 3 Scope of Guarantee

          The credit claim guaranteed hereunder shall be all indebtedness incurred between the Creditor and the Debtor from December 20, 2006 to December 20, 2007, with a credit line not exceeding 120,000,000 Yuan (including up to RMB54 million in shore-term borrowing, up to US$3.3 million in shore-term borrowing and up to RMB40 million in trade financing).

          The scope of guarantee hereunder shall cover the principal and interest on the indebtedness incurred under the Master Contract (including statutory interest, agreed interest, compound interest and default interest), liquidates damages, damages, expenses in connection with the realization of creditor's rights (including litigation fees, attorney's fees, notarization fees and enforcement fees), losses of the Creditor arising out of any breach by the Debtor and all other fees payable.

          Article 4 Form of Guarantee

          The Guarantee under this Contract shall be a joint and several liability guarantee.

          In the event that the Debtor fails to make any payment pursuant to the Master Contract on the due payment date or prepayment date set forth therein, the Guarantor shall perform its guarantee obligations. The Creditor hereby specially points out that the "due payment date" referred to herein shall be the interest payment date, principal payment date indicated in each repayment plan or receipt for loan set forth in the Master Contract or any date on which the Debtor shall make any payment to the Creditor pursuant thereto. The "prepayment date" referred to herein shall mean the prepayment date proposed by the Debtor and agreed by the Creditor or any date on which the Creditor requests to call in the loan from the Debtor pursuant to the provisions of the contract before its maturity.

          In the event of any failure by the Debtor to make any repayment pursuant to the contract as provided in the first paragraph of this Article, the Guarantor shall remit any amount that has been requested to be paid in the notice given by the Creditor to it to an account designated by the Creditor. Any notice given by the Creditor shall be in writing and be sent by any of the following ways:

          1.   Registered mail;

          2.   Express courier;


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          3.   Personal Delivery;

          4.   Fax.

          Upon receipt of the notice described above, the Guarantor shall promptly pay the amount requested to be paid in such notice, and shall not require any exemption from or delay in payment for any reason.

          Article 5 Guarantee Period

          The guarantee period hereunder shall be two (2) years commencing on the effective date hereof and ending on the expiration date of the performance period of the last repayment (or two (2) years commencing on the effective date of the loan contract for the first borrowing and ending on the expiration date of performance period of the last repayment under all loan contracts).

          Article 6 Liability for Breach

          Any of the following events shall constitute a breach under this
Contract:

          1. Any fraudulent misrepresentation made by the Guarantor in violation of Article 1 hereof or any breach of the covenants by the Guarantor;

          2. Any failure by the Guarantor to repay any indebtedness of the Debtor in a timely manner pursuant to Article 4 hereof;

          3. In the event of invalidity of this Contract attributable to the Guarantor, the Guarantor shall be jointly and severally liable within the scope of guarantee hereunder.

          In the event of any breach by the Guarantor, the Creditor shall have the right to take one or more of the following measures:

          1. To discharge the loan contract or any other credit contract with the Guarantor or to declare that such contract has expired prior to maturity;

          2. To require the Guarantor to indemnify it against all direct and indirect losses suffered by it resulting from any breach by the Guarantor, including, but not limited to, any losses of the principal, interest and expenses incurred by the Creditor under the Master Contract;

          3. To set off any funds of the Guarantor in its accounts with the Creditor and


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               any other institution of Bank of China or any credit claim that the Guarantor may have against the Creditor and any other institution of Bank of China, against the guaranteed credit claim, only by giving notice.

          Article 7 Set-off and Reservation of Right

          The Guarantor shall pay off all indebtedness within the scope of guarantee hereunder, and shall not claim any right of set-off except as agreed by the Creditor.

          Any indulgence, grace period or preferential treatment granted by the Creditor to the Guarantor or any delay in exercising any of its rights hereunder, shall not affect, damage or limit any right that the Creditor shall be entitle to under this Contract or law; nor shall it operate as a waiver by the Creditor of any of its rights or interests hereunder, or release any obligation of the Guarantor hereunder.

          The Guarantor hereby undertakes that its performance of its liability under the Guarantee shall not be subject to the prior exercise of the security interest by the Creditor under the Master Contract.

          Article 8 Amendment to and Discharge and Interpretation of this Contract

          This Contract may be amended, supplemented or discharged by agreement of the parties. Any amendment or supplement to this Contract shall constitute an integral part of this Contract.

          Any matters not addressed herein shall be interpreted or handled in accordance with the relevant terms of the Master Contract guaranteed by this Contract.

          The invalidity of any provision of this Contract shall not affect the validity of the remaining provisions.

          Article 9 Governing Law, Dispute Resolution and Jurisdiction

          This Contract shall be governed by the laws of the PRC.

          Any dispute arising from the performance of this Contract shall be settled through consultation between the parties. If no settlement can be reached through such consultation, then an action may be brought before the People's Court in the jurisdiction in which the Creditor is located and settled through judicial procedures.


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          All costs incurred in connection with the litigation or arbitration, including, but not limited to, litigation fees, enforcement fees and attorney's fees, shall be born by the Guarantor, unless otherwise provided in the court's decision or the arbitration commission's award.

          Article 10 Effectiveness of This Contract

          This Contract shall become effective after it has been signed and sealed by the parties.

          This Contract shall be executed in two (2) original copies with the parties on the one hand and the Debtor on the other each holding one (1) copy, all of which shall have the same legal validity.


Guarantor:                              Creditor:
           (Corporate Seal)                       (Corporate Seal)

Baoding Tianwei Group Co., Ltd.         Bank of China Limited, Baoding Yuhua
                                        Sub-branch


Legal Representative/                   Legal Representative/
Responsible Person:                     Responsible Person:


/s/ Ding Qiang                          /s/ Zhang Minghua
-------------------------------------   ----------------------------------------
December 20, 2006                       December 20, 2006


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